UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2006

RENAISSANCE LEARNING, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin (Address of principal executive offices)	54495-8036 (Zip code)

                    (715) 424-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On March 1, 2006, Renaissance Learning, Inc., a Wisconsin corporation (the “Company”), granted restricted stock under the Company’s 1997 Stock Incentive Plan (the “Plan”) to each of the Company’s non-employee directors (John H. Grunewald, Gordon H. Gunnlaugsson, Harold E. Jordan, Addison L. Piper and Judith A. Ryan).  The restricted stock was granted subject to the terms of a restricted stock agreement, the form of which is attached as Exhibit 10.1 and incorporated herein by reference.  The restricted stock agreement provides that the shares of restricted stock granted to each of the non-employee directors will fully vest upon a non-employee director’s termination of service as a member of the Company’s board of directors.  A summary of the terms of compensation approved for non-employee directors is attached as Exhibit 10.2 and incorporated herein by reference.

From time to time, the Company grants restricted stock under the Plan to certain executive officers.  These restricted stock grants are subject to the terms of a restricted stock agreement, the form of which is attached as Exhibit 10.3 and incorporated herein by reference.  While the vesting schedules may vary, the restricted stock agreement generally provides that shares of restricted stock granted will vest in four equal annual installments beginning on the first anniversary of the date of grant.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement between Renaissance Learning, Inc. and Certain Non-Employee Directors

10.2	Non-Employee Director Compensation Summary

10.3	Form of Restricted Stock Agreement between Renaissance Learning, Inc. and Certain Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 10, 2006

RENAISSANCE LEARNING, INC.

By:  /s/ Mary T. Minch

Mary T. Minch

Vice President-Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement between Renaissance Learning, Inc. and Certain Non-Employee Directors

10.2	Non-Employee Director Compensation Summary

10.3	Form of Restricted Stock Agreement between Renaissance Learning, Inc. and Certain Executive Officers

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